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                                   EXHIBIT 10

                                   SCHEDULE I

         Ferro Corporation has entered into executive employment agreements with its officers listed below substantially identical in all material respects to the Form of Amended and Restated Executive Employment Agreement (Exhibit 10(a) to Ferro Corporation's Form 10-Q for the three months ended March 31, 1998), except the lump sum severance payment is equal to a full year's compensation (base salary and incentive compensation) multiplied by three in the case of Hector R. Ortino and multiplied by two in the case of all other officers.

         Beginning in 1999, the Company discontinued its practice of signing executive employment agreements. The Company has entered into change in control agreements with Robert A. Rieger and Bret W. Wise (Exhibit 10(j) to Ferro Corporation's Form 10-K for the year ended December 31, 2000). The change in control agreements with Mr. Rieger and Mr. Wise are substantially identical in all material respects to the form of change in control agreement.

                  Executive Employment Agreement
                  ------------------------------
                           David G. Campopiano
                           R. Jay Finch
                           J. Larry Jameson
                           Kent H. Lee
                           Hector R. Ortino
                           Millicent W. Pitts
                           Paul V. Richard

                  Change in Control Agreement
                  ---------------------------
                           Robert A. Rieger
                           Bret W. Wise